Exhibit (n)(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                             FUNDMANAGER PORTFOLIOS
                          (formerly FundManager Trust)

                     Multiple Class Expense Allocation Plan
                         Adopted Pursuant to Rule 18f-3

         WHEREAS, FundManager Portfolios (formerly FundManager Trust), a Delaware business trust (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Trust is authorized to (i) issue shares of beneficial interest ("Shares") in separate series, with the Shares of each such series representing the interests in a separate portfolio of securities and other assets, and (ii) divide the Shares within each series into two or more classes; and

         WHEREAS, the Trust has established six portfolio series as the date hereof: Aggressive Growth Portfolio (formerly Aggressive Growth Fund), Growth Portfolio (formerly Growth Fund), Growth with Income Portfolio (formerly Growth & Income Fund), Bond Portfolio (formerly Bond Fund), Managed Total Return Portfolio (formerly Managed Total Return Bond Fund) and International Portfolio (such portfolios being referred to collectively herein as the "Initial Series" -- such series, together with all series subsequently established by the Trust and made subject to this Plan, being referred to herein individually as a "Series" and collectively as the "Series"); and

         WHEREAS, (i) Shares of each of the Aggressive Growth Portfolio, Growth Portfolio, Growth with Income Portfolio, Managed Total Return Portfolio and International Portfolio series of the Trust have been divided into two Classes, such Classes established and designated as "Class A Shares" (formerly Financial Adviser Class of shares) and "Class B Shares" and (ii) Shares of the Bond Portfolio series of the Trust have been established and designated as "Class A Shares" (formerly Financial Adviser Class of shares); and

         WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) (the "Qualified Trustees"), having determined in the exercise of their reasonable business judgment that this Plan is in the best interest of each class of each Initial Series, each Initial Series as a whole, and the Trust as a whole, have accordingly approved this Plan.

         NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 18f-3 under the Act, on the following terms and conditions:

         1. Class Differences. Each class of Shares of Initial Series shall represent interests in the same portfolio of investments of such Initial Series and shall be identical in all respects, except that each class shall differ with respect to: (i) arrangements for shareholder services or the distribution of Shares, or both, and the allocation of expenses, as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of a class to vote on certain matters relating to the Master Distribution Plan adopted by the Trust pursuant to Rule 12b-1 under the Act with respect to such class, if any; (iii) such differences relating to purchase minimums, sales charges, eligible investors, conversion features and exchange privileges as may be set forth in the prospectuses and statements of additional information of the Initial Series, as the same may be amended or supplemented from time to time (the "Prospectuses" and "SAIs," respectively); and (iv) the designation of each class of Shares.

         2. Differences in Distribution and Related Services. The Class A Shares and Class B Shares of each Initial Series shall have a different arrangement for shareholder services or the distribution of Shares, or both, as follows:

         Class A Shares shall be subject to an annual distribution and servicing fee of up to 0.25% of the nets assets of the Initial Series allocable to such Class A Shares. Of such amount, up to .25% of the net assets of the Initial Series allocable to Class A Shares may be paid to broker-dealers or other financial institutions who advise shareholders regarding the purchase, sale, or retention of Class A Shares and who provide shareholders with personal services and account maintenance services. The distribution and servicing fee may be used to finance activities in accordance with Rule 12b-1 under the Act and the Master Distribution Plan adopted by the Trust pursuant to Rule 12b-1.

         Class B Shares shall be subject to a combined annual distribution and servicing fee of up to 1.00% of the nets assets of the Initial Series allocable to such Class A Shares. Of such amount, up to .25% of the net assets of the Initial Series allocable to Class A Shares may be paid Service Organizations as a Shareholder Services Fee, and up to 0.75% may be paid to the Distributors for distribution-related activities in accordance with Rule 12b-1 under the Act and the Master Distribution Plan adopted by the Trust pursuant to Rule 12b-1.

         3.       Allocation of Expenses.

                  (a) Class Expenses. Expenses relating to different arrangements for shareholder services or the distribution of Shares, or both, shall be allocated to and paid by that class. A class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of a Series' assets, if such expenses are actually incurred in a different amount by such class, or if the class receives services of a different kind or to a different degree than other classes. For example, expenses incurred in connection with any meeting of shareholders of a particular class, and litigation expenses incurred with respect to matters affecting only a particular class shall be allocated to that class.

                  (b) Other Allocations. All other expenses of a Series shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Series, provided that a majority of the Trustees, including a majority of the Qualified Trustees, select such other methodology as contemplated and permitted under Rule 18f-3 under the Act based on a determination that such method is fair to the shareholders of each Class and that the annualized rate of return of each Class will generally differ from that of the other Classes only by the expense differentials among the Classes. Notwithstanding the foregoing, the distributor or adviser of a Series may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the Act.

         4.       Term and Termination.

                  (a) Initial Series. This Plan shall become effective with respect to each Class of a Initial Series as of the later of (i) the date on which a Registration Statement with respect to the Class A Shares and Class B Shares of such Initial Series becomes effective under the Securities Act of 1933, as amended, or (ii) the date on which such class of the Initial Series commences offering its Shares to the public, and shall continue in effect with respect to such class of Shares (subject to Section 4(c) hereof) until terminated in accordance with the provisions of Section 4(c) hereof.

                  (b) Additional Series or Classes. This Plan shall become effective with respect to any class of an Initial Series other than the Class A Shares and Class B Shares of the Initial Series, and respect to each additional Series or class thereof established by the Trust after the date hereof and made subject to this Plan, upon commencement of the initial public offering thereof, provided that the Plan has previously been approved with respect to such additional Series or class by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, and shall continue if effect with respect to each such additional Series or class (subject to Section 4(c) hereof) until terminated in accordance with the provisions of Section 4(c) hereof. An addendum hereto setting forth any specific and different terms of such additional Series or classes shall be attached to this Plan.

                  (c) Termination. This Plan may be terminated at any time with respect to the Trust or any Series or class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Qualified Trustees. The Plan may remain in effect with respect to a Series or class thereof even if it has been terminated in accordance with the Section 4(c) with respect to one or more other Series or classes of the Trust.

         5. Amendments. Any material amendment to this Plan shall require the affirmative vote of a majority of both the Trustees of the Trustees of the Trust and the Qualified Trustees.

Dated: June 13, 1995, as amended January 24, 1997 (to reflect board action on December 10, 1996) and on May 31, 1997 (to reflect board action on May 20, 1997, and amended and restated on December 31, 1998 (to reflect board action on December 15, 1998).


                                 FundManager Portfolios

                                 By:  /s/ John Danello
                                 Name:  John Danello
                                 Title: President